                                                                    Exhibit 24.6

                                 POWER OF ATTORNEY

    Know all by these present, that Takeda Europe Holdings B.V., a private limited company incorporated under the laws of the Netherlands, and with a business address at Jupiterstraat 250, 2132 HK Hoofddorp, Netherlands ("Takeda
Europe"), in its capacity as a shareholder of Molecular Templates, Inc., a
Delaware company with principal offices located at 9301 Amberglen Blvd, Suite
100, Austin, Texas 78729 (the "Company") hereby constitutes and appoints each of
Michael Broxson, Gregory Fralish, Paul Sundberg and Brett Budzinski, signing singly, as the undersigned's true and lawful attorney-in-fact to take the following actions related to the Company in Takeda Europe's capacity as a shareholder of the Company:

    (1) execute for and on behalf of Takeda Europe, forms and authentication documents for EDGAR Filing Access, including without limitation a Form
        ID or any application materials to enable Takeda Europe to gain or maintain access to the Electronic Data Gathering, Analysis and Retrieval
        System of the SEC;

    (2) do and perform any and all acts for and on behalf of Takeda Europe which may be necessary or desirable to complete and execute any such forms and authentication documents;

    (3) execute for and on behalf of Takeda Europe, in Takeda Europe's capacity as a shareholder of the Company, any and all instruments, certificates, and documents required to be executed on behalf of Takeda Europe pursuant to Section 13 and Section 16 of the Securities Exchange Act of
        1934, as amended, and the rules thereunder (collectively, the "Exchange
        Act"), including without limitation Forms 3, 4 and 5 and Schedules 13D and 13G (including any amendments thereto);

    (4) do and perform any and all acts for and on behalf of Takeda Europe which may be necessary or desirable to prepare, complete and execute any such instruments, certificates, and documents required to be executed on behalf of Takeda Europe pursuant to Section 13 and Section 16 of the
        Exchange Act, prepare, complete and execute any amendment or amendments thereto, and file such instruments, certificates and documents with the
        U.S. Securities and Exchange Commission and any stock exchange or similar authority; and

    (5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, Takeda
        Europe, it being understood that the documents executed by such attorney-in-fact on behalf of Takeda Europe pursuant to this Power of
        Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-
        fact's discretion.

    Takeda Europe hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as Takeda Europe might or could do if legal representatives of Takeda Europe were personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  Takeda Europe acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of Takeda Europe, are not assuming nor relieving any of Takeda
Europe's responsibilities to comply with Section 13 or Section 16 of the
Exchange Act.  Takeda Europe acknowledges that the foregoing attorneys-in-fact do not assume (i) any liability for Takeda Europe's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of Takeda Europe for any failure to comply with such requirements or (iii) any obligation or liability of Takeda Europe for profit disgorgement under Section 16(b) of the
Exchange Act.

    This Power of Attorney shall remain in full force and effect until Takeda
Europe is no longer required to file forms and execute authentication documents with respect to Takeda Europe's EDGAR Filing Access or to file any instruments, certificates and documents pursuant to Section 13 and Section 16 of the Exchange
Act with respect to Takeda Europe's holdings of and transactions in securities issued by the Company, unless earlier revoked by Takeda Europe at any time at its sole discretion.  This Power of Attorney shall expire as to any individual attorney-in-fact if such attorney-in-fact ceases to serve as an employee of a subsidiary of Takeda Pharmaceutical Company Limited (Japan) that is registered in the United States.

                              [Signature page follows]

    IN WITNESS WHEREOF, Takeda Europe has caused this Power of Attorney to become effective as of the last date set forth below.

TAKEDA EUROPE HOLDINGS B.V.

By:    /s/ Jan Herman Timmermans
   -------------------------------------
Name:  Jan Herman Timmermans
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Title: Director
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Date:  August 25, 2017
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